Exhibit 32.2


                  CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
       AS ADOPTED PURSUANT TO SECTION 906 OF THE SARANES-OXLEY ACT OF 2002

In connection with the filing of the Form 10-Q for the quarter ended March 31, 2005 (the "Report") by P-Com, Inc. ("Registrant"), and the undersigned hereby certifies that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant as of and for the periods presented in the Report.


Date: May 12, 2005                              By: /s/ Daniel W. Rumsey
                                                   ----------------------------
                                                   Daniel W. Rumsey
                                                   Chief Restructuring Officer
                                                   and Chief Financial Officer
                                                   (Principal Financial Officer)


A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to P-com, Inc. and will be furnished to the Securities and Exchange Commission or its staff upon request.


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